EXHIBIT 99.1

FOR IMMEDIATE RELEASE: July 13, 2021

Aspen Group Reports Record Revenue of $67.8 million or 38% Growth in Fiscal Year 2021

•	BSN Pre-Licensure and USU fourth quarter 2021 revenue accounted for 51% of consolidated revenue
•	Introduces Full-year Guidance for Fiscal 2022

NEW YORK, NY –July 13, 2021 - Aspen Group, Inc. (Nasdaq: ASPU) ("AGI"), an education technology holding company, today announced financial results for its fourth quarter and fiscal year ended April 30, 2021, and introduced guidance for revenue, Net income (loss), GAAP earnings per share, EBITDA and Adjusted EBITDA for fiscal year 2022.

Fourth Quarter and Full Year 2021 Summary Results Table

	Three Months Ended		Twelve Months Ended
$ in millions, except per share data (rounding differences may occur)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020
Revenue	$19.1	$14.1	$67.8	$49.1
GAAP Gross Profit[1]	$9.9	$8.4	$36.9	$28.9
GAAP Gross Margin (%)[1]	52%	59%	54%	59%
Operating Income (Loss)	($2.3)	($0.3)	($8.2)	($4.0)
Net Income (Loss)	($2.3)	($0.7)	($10.4)	($5.7)
Earnings (Loss) per Share	($0.09)	($0.03)	($0.44)	($0.29)
EBITDA Profit/(Loss) [2]	($1.4)	$0.2	($6.0)	($1.6)
Adjusted EBITDA Profit/(Loss) [2]	$0.6	$1.4	$1.3	$2.7

1 GAAP gross profit calculation includes marketing and promotional costs, instructional costs & services, and amortization expense.

2 Non-GAAP financial measure. See reconciliations of GAAP to non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

"Aspen Group finished the fiscal year with solid momentum in our three business units, which produced 35% year-over-year revenue growth in the fourth quarter and 38% for the full year. Each of our business units delivered impressive growth, with USU's MSN-FNP and Aspen University's BSN Pre-Licensure programs being the most significant contributors," said Michael Mathews, Chairman and CEO of AGI. “We are introducing full year guidance and a plan to manage expenses while continuing to deliver industry-leading growth rates. This gives us a clear line of sight to reducing losses and cash burn, with the goal of achieving profitability in Q4 of fiscal year 2022.”

Fiscal Q4 2021 Financial and Operational Results (versus Fiscal Q4 2020)

Revenues increased 35% to $19.1 million for Fiscal Q4 2021, compared to $14.1 million in Fiscal Q4 2020. USU accounted for 30%, and AU's BSN Pre-Licensure program accounted for 21% of the Company’s consolidated revenues.

Gross profit increased by 19% to $9.9 million or 52% gross margin for Fiscal Q4 2021 versus $8.4 million or 59% gross margin in Fiscal Q4 2020. The year-over-year gross margin decrease was an expected result following the launch of three new BSN Pre-Licensure campuses and gross margin is expected to improve throughout Fiscal Year 2022. AU gross margin represented 52% of AU revenues for Fiscal Q4 2021, and USU gross margin represented 57% of USU revenues for Fiscal Q4 2021.

AU instructional costs and services represented 24% of AU revenues for Fiscal Q4 2021, while USU instructional costs and services represented 25% of USU revenues for Fiscal Q4 2021. AU marketing and promotional costs represented 21% of AU revenues for Fiscal Q4 2021, while USU marketing and promotional costs represented 18% of USU revenues for Fiscal Q4 2021.

Net loss was ($2.3 million) or net loss per basic share of ($0.09) for Fiscal Q4 2021 versus ($0.7 million) or ($0.03) for the prior-year period. For Fiscal Q4 2021, AU generated $1.4 million of net income, and USU generated $1.0 million of net income. AGI corporate incurred a net loss of ($4.7 million) for Fiscal Q4 2021.

EBITDA, a non-GAAP financial measure, was ($1.4 million) or (8%) margin in Fiscal Q4 2021, as compared to EBITDA of $0.2 million or 2% margin in Fiscal Q4 2020. Adjusted EBITDA, a non-GAAP financial measure, was $0.6 million or 3% margin in Fiscal Q4 2021, as compared to $1.4 million or 10% margin in the prior-year period.

AU generated EBITDA of $2.2 million or 16% margin and Adjusted EBITDA of $2.6 million or 20% margin for Fiscal Q4 2021. In Fiscal Q4 2021, AU’s BSN Pre-Licensure program accounted for $0.9 million of the $2.2 million EBITDA generated at AU, operating at an EBITDA margin of 24%, which is the highest EBITDA margin unit of the Company. USU generated EBITDA of $1.1 million or 19% margin and $1.4 million of Adjusted EBITDA or 24% margin in the Fiscal Q4 2021. AGI corporate incurred EBITDA of ($4.7 million) and Adjusted EBITDA of ($3.3 million) for Fiscal Q4 2021, which includes $1.1 million of one-time expense items.

Fiscal Year 2021 Full Year Financial and Operational Results (versus Fiscal Year 2020)

Revenues increased 38% to $67.8 million for Fiscal Year 2021, compared to $49.1 million in the prior year. For Fiscal Year 2021, USU accounted for 29%, and AU's BSN Pre-Licensure program accounted for 21% of the Company’s consolidated revenues.

Gross profit increased by 28% to $36.9 million or 54% gross margin for Fiscal Year 2021 versus $28.9 million or 59% gross margin in the prior year. For Fiscal Year 2021, AU gross margin represented 55% of AU revenues, and USU gross margin represented 58% of USU revenues.

For Fiscal Year 2021, AU instructional costs and services represented 22% of AU revenues, while USU instructional costs and services represented 25% of USU revenues. AU marketing and promotional costs represented 20% of AU revenues for Fiscal Year 2021, while USU marketing and promotional costs represented 18% of USU revenues.

Net loss was ($10.4 million) or net loss per basic share of ($0.44) for Fiscal Year 2021 versus ($5.7 million) or ($0.29) in the prior year period. AU generated $7.3 million of net income, and USU generated $2.9 million of net income in Fiscal Year 2021. AGI corporate incurred a net loss of ($20.7 million) for Fiscal Year 2021.

EBITDA, a non-GAAP financial measure, was ($6.0 million) or (9%) margin in Fiscal Year 2021 as compared to EBITDA of ($1.6 million) or (3%) margin in the prior year period. Adjusted EBITDA, a non-GAAP financial measure, was $1.3 million or 2% margin in Fiscal Year 2021 compared to Adjusted EBITDA of $2.7 million or 6% margin in the prior year.

AU generated EBITDA of $9.5 million or 20% margin and Adjusted EBITDA of $11.6 million or 24% margin for Fiscal Year 2021. AU’s BSN Pre-Licensure program accounted for $4.1 million of the $9.5 million EBITDA generated at AU, operating at an EBITDA margin of 29%, the highest margin unit of the Company. USU generated EBITDA of $3.1 million or 16% margin and $3.6 million of Adjusted EBITDA or 18% margin in the Fiscal Year 2021. AGI corporate incurred EBITDA of ($18.6 million), and Adjusted EBITDA of ($14.0 million), which reflects $2.7 million of one-time expense items.

Liquidity

At April 30, 2021, the Company reported unrestricted cash and cash equivalents of $8.5 million and total liquidity of $13.5 million, including our undrawn $5 million credit facility, which was a decrease of unrestricted cash and cash equivalents of $5.8 million for the full fiscal year 2021 or a sequential decrease from Fiscal Q3 2021 of $1.5 million.

Outlook for Fiscal Year 2022

Mr. Mathews continued, "We see several growth drivers for fiscal 2022. We expect that the move to double cohorts for our high-LTV BSN Pre-Licensure program at our main Phoenix campus will increase revenue from the Phoenix metro to approximately $18 million, which offsets the lower planned enrollments in the Phoenix metro due to the pipeline of first-year (pre-professional nursing) PPN online students nearing its target capacity. Another growth driver will be USU's MSN-FNP program, our second highest LTV program, where the tremendous growth we have seen to date is expected to continue. The third growth driver will be continued enrollment growth and class starts at our new BSN Pre-licensure campuses in Austin, Tampa, and Nashville.”

"The Company is introducing today a business plan that we are calling ‘Aspen 2.0.’ Aspen 2.0 is designed to deliver maximum efficiency as defined by revenue earned from each marketing dollar spent. Growth spending will be focused on our highest efficiency businesses to accelerate the growth in these units, with decreased spending in our lowest efficiency unit (an area where high growth is not essential), specifically, we plan to reduce marketing spending in our traditional AU Nursing + Unit. In addition, we plan to reduce spending in our Phoenix metro BSN Pre-Licensure, which is nearing capacity. Those marketing dollars will be redirected towards high LTV programs, specifically our three new BSN Pre-Licensure metros, AU’s online doctoral programs, and USU's MSN-FNP program.

We’re forecasting that this ‘maximum efficiency’ spending plan will result in roughly a 1% total enrollment increase, translating to an increase of bookings year-over-year of 6%, from $143.4 million to $151.3 million, which continues to set the Company up for consistent, sustained growth in the coming years. Moreover, this spending plan is forecasted to decrease our advertising spending to approximately 17% of revenue in fiscal 2022, down from 19% in fiscal 2021.

Lastly, we plan to delay our next BSN Pre-Licensure campus launch to the Spring of 2022, or approximately at the end of fiscal year 2022. Our next metro launch will be in a Tier 1 market with a population larger than the Phoenix metro. The combination of reducing advertising spend growth and pushing out the next BSN Pre-Licensure campus launch gives us a clear line of sight to increasing leverage, lowering cash burn and reducing losses in fiscal 2022. We believe this will permit us to achieve our near-term goal of GAAP profitability and turning cash flow positive by the fourth quarter of fiscal 2022.”

The table below shows the Company’s guidance for fiscal year 2022:

(Dollar amounts in millions except EPS)	Guidance Range		Growth Rate (%)[1]	YoY Increase[1]
Revenue	$85.0	$88.0	27.0%	+$18.7
Net Income (Loss)[2]	($4.5)	($3.0)	64%	+$6.7
GAAP Earnings (Loss) per Share[2]	($0.18)	($0.12)	66%	+$0.29
EBITDA[3]	($1.6)	$0.4	90%	+$5.4
Adjusted EBITDA[3]	$2.0	$4.0	137%	+$1.7

1 Year-over-year growth rate or increase is calculated from the mid-point of the guidance range.

2 The Company anticipates positive GAAP net income and earnings per share in the fourth quarter of fiscal year 2022.

3 Non-GAAP financial measure. See reconciliations of GAAP to Non-GAAP financial measures under "Non-GAAP–Financial Measures" starting on page 5.

The table below shows the actual advertising spend, enrollments and bookings by university for fiscal year 2021 and estimated advertising spend, enrollments and bookings by university for fiscal year 2022, as well as forecasted year-over-year changes.

Advertising Budgets, Enrollments and Bookings by University

	Fiscal Year 2021 (actual)			Fiscal Year 2022 (forecast)
(Dollar amounts in millions)	Advertising Spend	Enrollments	Bookings	Advertising Spend	Enrollments	Bookings
AU Total	$9.3	6,975	$101.6	$10.0	6,470*	$98.7
Forecasted Change (%)				8%	(-7%)	(-3%)
USU (primarily MSN-FNP)	$3.5	2,346	$41.8	$4.4	2,950	$52.6
Forecasted Change (%)				26%	26%	26%
Universities Total	$12.8	9,321	$143.4	$14.4	9,420	$151.3
As a % of Total Revenue	19%			17%
Forecasted Change (%)				13%	1%	6%

*AU has begun proactively reducing spend and enrollments in the BSN Pre-Licensure Phoenix market given the pipeline of first-year Pre-Professional Nursing (PPN) online students in the Phoenix metro is nearing its 1,650 target capacity. Consequently, AU projects ~1,000 BSN Pre-Licensure enrollments in the Phoenix metro in FY’22, a reduction from ~1,600 in FY’21.

Fiscal Q4 2021 Earnings Conference Call Details:

Aspen Group will host a conference call to discuss its fourth quarter and full-year fiscal 2021 financial results and business outlook on Tuesday, July 13, 2021, at 4:30 p.m. (ET).

The conference call can be accessed by dialing toll-free (844) 452-6823 (US) or (731) 256-5216 (international), passcode 4168399. After the call, a transcript of the audio cast will be available on the Company's website at ir.aspen.edu. There will also be a seven-day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (US) or (404) 537-3406 (international), passcode 4168399.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with the Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

AGI defines Adjusted EBITDA as earnings (or loss) from operations before the items in the table below. It is important to note that there were $1,134,629 of non-recurring charges for the fiscal quarter ended April 30, 2021 compared to $77,000 in the fiscal quarter ended April 30, 2020. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items of a non-recurring nature that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each Company under applicable SEC rules.

AGI defines Adjusted EBITDA as EBITDA excluding: (1) bad debt expense; (2) stock-based compensation; and (3) other non-recurring charges. The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended April 30,		For the Year Ended April 30,
	2021	2020	2021	2020
Net loss	$(2,319,986)	$(664,563)	$(10,448,973)	$(5,659,065)
Interest expense, net	13,369	393,471	2,031,545	1,818,078
Taxes	(12,446)	(10,688)	32,644	51,820
Depreciation and amortization	874,111	493,268	2,426,365	2,203,461
EBITDA	(1,444,952)	211,488	(5,958,419)	(1,585,706)
Bad debt expense	566,540	780,005	2,268,540	1,431,210
Stock-based compensation	382,936	300,740	2,203,822	1,641,984
Non-recurring charges - Other stock-based compensation	555,321	—	1,754,263	474,324
Non-recurring charges - Severance	303,870	—	347,870	218,750
Non-recurring charges - Other	275,438	77,000	650,875	526,998
Adjusted EBITDA	$639,153	$1,369,233	$1,266,951	$2,707,560

The following tables present a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA by business unit:

	Three Months Ended April 30, 2021
	Consolidated	AGI Corporate	Aspen BSN Pre-Licensure	AU Online	AU Total	USU
Net income (loss)	$(2,319,986)	$(4,736,579)	$831,192	$557,608	$1,388,800	$1,027,793
Interest expense, net	13,369	13,486	—	—	—	(117)
Taxes	(12,446)	(14,250)	—	2,064	2,064	(260)
Depreciation and amortization	874,111	15,691	114,618	671,517	786,135	72,285
EBITDA	(1,444,952)	(4,721,652)	945,810	1,231,189	2,176,999	1,099,701
Bad debt expense	566,540	—	—	340,000	340,000	226,540
Stock-based compensation	382,936	275,938	—	75,605	75,605	31,393
Non-recurring charges – Other stock-based compensation	555,321	555,321	—	—	—	—
Non-recurring charges - Severance	303,870	303,870	—	—	—	—
Non-recurring charges - Other	275,438	239,438	—	36,000	36,000	—
Adjusted EBITDA	$639,153	$(3,347,085)	$945,810	$1,682,794	$2,628,604	$1,357,634

	Year Ended April 30, 2021
	Consolidated	AGI Corporate	Aspen BSN Pre-Licensure	AU Online	AU Total	USU
Net income (loss)	$(10,448,973)	$(20,666,448)	$3,895,576	$3,386,117	$7,281,693	$2,935,782
Interest expense, net	2,031,545	2,031,745	—	—	—	(200)
Taxes	32,644	—	—	32,644	32,644	—
Depreciation and amortization	2,426,365	57,713	189,618	2,020,548	2,210,166	158,486
EBITDA	(5,958,419)	(18,576,990)	4,085,194	5,439,309	9,524,503	3,094,068
Bad debt expense	2,268,540	—	—	1,862,000	1,862,000	406,540
Stock-based compensation	2,203,822	1,845,683	—	210,771	210,771	147,368
Non-recurring charges – Other stock-based compensation	1,754,263	1,754,263	—	—	—	—
Non-recurring charges - Severance	347,870	347,870	—	—	—	—
Non-recurring charges - Other	650,875	614,875	—	36,000	36,000	—
Adjusted EBITDA	$1,266,951	$(14,014,299)	$4,085,194	$7,548,080	$11,633,274	$3,647,976

Guidance for Fiscal Year 2022

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for fiscal year 2022 Guidance ranges (dollar amounts in millions):

Fiscal Year 2022 Guidance Range
Net loss	($4.5) - ($3.0)
Interest expense, net	0.1
Taxes	—
Depreciation and amortization	2.8 - 3.3
EBITDA	($1.6) - $0.4
Bad debt expense	1.0
Stock-based compensation	2.7
Non-recurring charges	(0.1)
Adjusted EBITDA	$2.0 - $4.0

Definitions

Bookings - defined by multiplying Lifetime Value by new student enrollments for each operating unit.

LTV or Lifetime Value - Lifetime Value is the weighted average total amount of tuition and fees paid by every new student that enrolls in the Company's universities, after giving effect to attrition.

EBITDA Margin - is defined as EBITDA divided by revenues. We believe EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted EBITDA Margin - is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the Company’s expected future operating results including its goal of achieving profitability in the fourth quarter of Fiscal 2022, the expected growth in Fiscal 2022 and the drivers for such growth, the expected increase in revenue from the Phoenix metro and its anticipated impact on our results, our plans to reduce advertising spending year-over-year in the AU Nursing + Unit and in our BSN Pre-Licensure Phoenix metro, and redirect that advertising spend towards our highest LTV programs, our expectations with respect to future increased leverage, lower cash burn, and reduced losses, anticipated changes in enrollments and bookings in fiscal 2022, the anticipated continued growth in the USU's MSN-FNP program and the expected timing of the next BSN Pre-Licensure campus launch. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued demand of nursing students for the new programs, student attrition, any further spread of COVID-19, national and local economic factors including the future impact of the COVID-19 pandemic on the economy, the competitive impact from the trend of major non-profit universities using online education, the receipt of necessary regulatory approvals for the new campus, and the risk that the Company’s assumptions with respect to its fiscal year 2022 performance may be incorrect. Other risks are included in our filings with the SEC including our Form 10-K for the year ended April 30, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

GAAP Financial Statements

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30,
	2021	2020
Assets

Current assets:
Cash and cash equivalents	$8,513,290	$14,350,554
Restricted cash	5,152,789	3,556,211
Accounts receivable, net of allowance of $3,289,816 and $1,758,920, respectively	16,724,744	14,326,791
Prepaid expenses	1,077,831	941,671
Other receivables	—	23,097
Other current assets	68,529	173,090
Total current assets	31,537,183	33,371,414

Property and equipment:
Computer equipment and hardware	956,463	649,927
Furniture and fixtures	1,705,101	1,007,099
Leasehold improvements	5,729,324	867,024
Instructional equipment	421,039	301,842
Software	8,488,635	6,162,770
Construction in progress	247,767	—
	17,548,329	8,988,662
Less: accumulated depreciation and amortization	(4,892,987)	(2,841,019)
Total property and equipment, net	12,655,342	6,147,643
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,908,360	7,900,000
Courseware, net	187,296	111,457
Accounts receivable, net of allowance of $625,963, and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	10,249,833	6,701,136
Debt issue cost, net	18,056	182,418
Operating lease right of use assets, net	12,714,863	6,412,851
Deposits and other assets	479,212	355,831
Total assets	$80,806,906	$66,239,511

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	April 30,
	2021	2020
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,466,488	$1,505,859
Accrued expenses	2,040,896	900,643
Deferred revenue	6,825,014	3,712,994
Due to students	2,747,484	2,371,844
Operating lease obligations, current portion	2,029,821	1,683,252
Other current liabilities	307,921	182,481
Total current liabilities	15,417,624	10,357,073

Convertible notes, net of discount of $0 and $1,550,854, respectively	—	8,449,146
Operating lease obligations, less current portion	16,298,808	5,685,335
Total liabilities	31,716,432	24,491,554

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and 0 outstanding at April 30, 2021 and April 30, 2020	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized,
25,066,297 issued and 24,910,811 outstanding at April 30, 2021
21,770,520 issued and 21,753,853 outstanding at April 30, 2020	25,067	21,771
Additional paid-in capital	109,040,824	89,505,216
Treasury stock (155,486 and 16,667 shares, respectively)	(1,817,414)	(70,000)
Accumulated deficit	(58,158,003)	(47,709,030)
Total stockholders’ equity	49,090,474	41,747,957
Total liabilities and stockholders’ equity	$80,806,906	$66,239,511

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended April 30,
	2021	2020
Revenues	$67,812,520	$49,061,080

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	29,453,733	19,135,302
General and administrative	41,908,030	30,329,520
Bad debt expense	2,268,540	1,431,210
Depreciation and amortization	2,426,365	2,203,461
Total operating expenses	76,056,668	53,099,493

Operating loss	(8,244,148)	(4,038,413)

Other income (expense):
Other (expense) income	(120,800)	249,246
Interest expense	(2,051,381)	(1,818,078)
Total other expense, net	(2,172,181)	(1,568,832)

Loss before income taxes	(10,416,329)	(5,607,245)

Income tax expense	32,644	51,820

Net loss	$(10,448,973)	$(5,659,065)

Net loss per share - basic and diluted	$(0.44)	$(0.29)

Weighted average number of common shares outstanding - basic and diluted	23,757,656	19,708,708

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED APRIL 30, 2021 AND 2020

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance as of April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428
Stock-based compensation	—	—	2,116,309	—	—	2,116,309
Amortization of restricted stock issued for services	—	—	122,250	—	—	122,250
Common stock issued for cashless exercise of stock options	190,559	191	(191)	—	—	—
Common stock issued for stock options exercised for cash	277,678	278	962,372	—	—	962,650
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost issued for services	—	—	36,719	—	—	36,719
Restricted stock issued for services, subject to vesting	144,803	144	(144)	—	—	—
Common stock issued for equity raise, net of underwriter costs of $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offering costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on Convertible Debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	21,760	—	—	21,760
Net loss	—	—	—	—	(5,659,065)	(5,659,065)
Balance as of April 30, 2020	21,770,520	$21,771	$89,505,216	$(70,000)	$(47,709,030)	$41,747,957
Stock-based compensation	—	—	3,958,085	—	—	3,958,085
Common stock issued for stock options exercised for cash	1,389,463	1,389	4,485,272	(1,817,414)	—	2,669,247
Common stock issued for cashless exercise of stock options	34,773	35	(35)	—	—	—
Common stock issued for conversion of Convertible Notes	1,398,602	1,399	9,998,601	—	—	10,000,000
Common stock issued for vested restricted stock units	295,557	296	(296)	—	—	—
Common stock issued for warrants exercised for cash	192,049	192	1,081,600	—	—	1,081,792
Common stock issued for services	2,000	2	19,898	—	—	19,900
Modification charge for warrants exercised	—	—	25,966	—	—	25,966
Amortization of warrant based cost issued for services	—	—	36,500	—	—	36,500
Cancellation of treasury stock	(16,667)	(17)	(69,983)	70,000	—	—
Net loss	—	—	—	—	(10,448,973)	(10,448,973)
Balance as of April 30, 2021	25,066,297	$25,067	$109,040,824	$(1,817,414)	$(58,158,003)	$49,090,474

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,448,973)	$(5,659,065)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bad debt expense	2,268,540	1,431,210
Depreciation and amortization	2,426,365	2,203,461
Stock-based compensation	3,958,085	2,116,309
Amortization of warrant based cost	36,500	36,719
Amortization of debt discounts	1,550,854	261,128
Amortization of debt issue costs	164,362	118,406
Modification charge for warrants exercised	25,966	—
Common stock issued for services	19,900	122,250
Loss on asset disposition	—	3,918
Gain on extinguishment of debt	—	(50,000)
Lease (benefit) expense	(27,796)	162,127
Tenant improvement allowances received from landlords	4,685,826	—
Changes in operating assets and liabilities:
Accounts receivable	(8,215,190)	(8,717,424)
Prepaid expenses	(136,160)	(530,926)
Other receivables	23,097	(20,952)
Other current assets	104,561	(173,090)
Deposits and other assets	(164,341)	273,792
Accounts payable	(39,371)	(193,362)
Accrued expenses	1,140,253	501,699
Due to students	375,640	1,197,343
Deferred revenue	3,112,020	1,256,129
Other current liabilities	125,440	(88,305)
Net cash provided by (used in) operating activities	985,578	(5,748,633)

Cash flows from investing activities:
Purchase of finite life intangible assets	(8,500)	—
Purchases of courseware and accreditation	(120,408)	(13,851)
Purchases of property and equipment	(8,848,395)	(3,276,510)
Net cash used in investing activities	(8,977,303)	(3,290,361)

Cash flows from financing activities:
Proceeds from warrants exercised	1,081,792	—
Proceeds from stock options exercised	2,669,247	962,650
Proceeds from sale of common stock net of underwriter costs	—	16,044,879
Disbursements for equity offering costs	—	(51,282)
Common stock short swing reclamation	—	21,760
Net cash provided by financing activities	3,751,039	16,978,007

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Years Ended April 30,
	2021	2020
Net (decrease) increase in cash and cash equivalents	$(4,240,686)	$7,939,013
Cash, cash equivalents and restricted cash at beginning of year	17,906,765	9,967,752
Cash, cash equivalents and restricted cash at end of year	$13,666,079	$17,906,765

Supplemental disclosure cash flow information:
Cash paid for interest	$310,958	$1,208,285
Cash paid for income taxes	$57,208	$51,820

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued for conversion of Convertible Notes	$10,000,000	$—
Common stock issued for services	$—	$178,477
Beneficial conversion feature on Convertible Debt	$—	$1,692,309
Gain on extinguishment of debt	$—	$50,000

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	April 30,
	2021	2020
Cash and cash equivalents	$8,513,290	$14,350,554
Restricted cash	5,152,789	3,556,211
Total cash and cash equivalents and restricted cash	$13,666,079	$17,906,765